EXHIBIT 5.1

              [LOGO OF AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.]




                                November 2, 1999





Thor Industries, Inc.
419 West Pike Street
Jackson Center, Ohio 45334

Dear Sirs and Madams:

         We have acted as counsel to Thor Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of 500,000 shares of Common Stock, $0.10 par value per share (the "Shares"), of the Company which may be issued upon exercise of stock options pursuant to the Thor Industries, Inc. 1999 Stock Option Plan (the "Plan").

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and such other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below.

         Based on the foregoing, we are of the opinion that:

                  1. The issuance of the Shares upon exercise of stock options granted under the Plan has been duly authorized; and

                  2.  When  the  Shares  have  been  issued  and   delivered  in
accordance with the terms of the Plan, the Shares will be legally issued, fully paid and nonassessable.


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AKIN, GUMP, STRAUSS & FELD, L.L.P



November 2, 1999
Page 2


         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                   Very truly yours,


                                   /S/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.